   Independent Registered Public Accounting Firm Consent

   To the Board of Directors
      Tally-Ho Ventures, Inc.
      Glendale, California

We hereby consent to the incorporation in this Form S-8 Registration Statement of our report dated March 10, 2004 relating to the financial statements of Tally-Ho Ventures, Inc. for year ended December 31, 2003 and for the period from November 21, 2002 (Inception) through December 31, 2002.

May 9, 2005	Malone & Bailey, PC BY: /S/ Malone & Bailey, PC —————————————— Malone & Bailey, PC www.malone-bailey.com Houston, Texas